CSFB 03-19

GROUP 1

Pay rules

1.

Pay nas priority amount to 1A4

2.

According to the aggregate PAC schedule pay as follows

i.

Pay 43.7864229222% to 1A15 until retired.

ii.

Pay 37.9457471902% first to 1A3 until retired and then to 1A1 until 1a15 is retired.

iii.

Pay 18.2678298876% to 1a1 until 1a15 is retired.

iv.

Pay 43.7882571862% to 1a16 until retired.

v.

Pay 56.2117428138% first to 1a1 until retired and then to 1a14 until retired.

3.

Pay 1a5 and 1a8 prorata until retired.

4.

Pay 1a6 and 1a9 prorata until retired.

5.

Pay 1a7 and 1a10 prorata until retired.

6.

Disregarding the aggregate PAC schedule pay as follows

i.

Pay 43.7864229222% to 1A15 until retired.

ii.

Pay 37.9457471902% first to 1A3 until retired and then to 1A1 until 1a15 is retired.

iii.

Pay 18.2678298876% to 1a1 until 1a15 is retired.

iv.

Pay 43.7882571862% to 1a16 until retired.

v.

Pay 56.2117428138% first to 1a1 until retired and then to 1a14 until retired.

7.

Pay 1A4 to zero.

IO:

1A2: (125/525 * 1A15) + (225/525 * 1a3) + (140/525 * 1a1)